UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 2, 2010, Cliffs Natural Resources Inc. (the "Company") completed its previously announced acquisition of INR Energy, LLC ("INR") pursuant to a Membership Interest Purchase Agreement ("Membership Agreement") dated July 2, 2010 among the Company, INR Energy, LLC, and INR-1 Holdings LLC. INR operates West Virginia metallurgical and thermal coal reserves, and preparation and processing plants. The Membership Agreement is filed as Exhibit 2(a) to Item 9.01 of this Form 8-K and is incorporated by reference to this Item 2.01.

As previously announced, the Company financed the $757 million transaction through available liquidity, cash on hand, and the Company's $600 million credit facility.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(d)

2(a) Membership Interest Purchase Agreement among Cliffs Natural Resources Inc., INR Energy, LLC, and INR-1 Holdings LLC dated July 2, 2010 (as filed as Exhibit 2(a) of Form 8-K dated July 7, 2010)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

August 6, 2010	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary